UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2024

Rocket Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Cedarbrook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 440-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RCKT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2024, the Board of Directors (the “Board”) of Rocket Pharmaceuticals, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Dr. Mikael Dolsten, M.D., Ph.D. to the Board, effective September 9, 2024.

Pursuant to the Company’s non-employee director compensation policy, the Board granted Dr. Dolsten options to purchase 27,545 (the “First Option Grant”) and 22,988 (the “Second Option Grant”) shares of the Company’s common stock, respectively, at an exercise price equal to the closing market price per share of the Company’s common stock on the Nasdaq Global Market on the date of grant. The First Option Grant will vest in equal monthly installments over a three-year period, and the Second Option Grant will fully vest on the first anniversary of the date of grant, in each case subject to Dr. Dolsten’s continued service on the Board.

Dr. Dolsten has entered into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 5, 2018.

Dr. Dolsten, age 66, is an experienced pharmaceutical executive, currently serving as Chief Scientific Officer, President, Pfizer Research and Development at Pfizer, Inc., a global biopharmaceutical company, since July 2023. Prior to his current role, Dr. Dolsten served as Chief Scientific Officer and President, Worldwide Research, Development and Medical from January 2019 until July 2023, President of Worldwide Research and Development from December 2010 until December 2018, Senior Vice President; President of Worldwide Research and Development from May 2010 until December 2010 and Senior Vice President; President of Pfizer BioTherapeutics Research & Development Group from October 2009 until May 2010. From 2008 to 2009, Dr. Dolsten served as Senior Vice President of Wyeth Pharmaceuticals, Inc., a public biopharmaceutical company that was acquired by Pfizer in 2009, and President of Wyeth Research from 2008 to 2009. Prior to joining Wyeth, Dr. Dolsten was a Private Equity Partner at Orbimed Advisors, LLC and Executive Vice President, Head of Pharma Research at Boehringer Ingelheim, a pharmaceutical company. Dr. Dolsten also previously held research leadership positions at AstraZeneca plc, Pharmacia and Upjohn Company. Dr. Dolsten currently serves on the Board of Directors of Agilent Technologies, Inc. (NYSE:A), a U.S. publicly traded life sciences, diagnostics and applied chemical analysis company since September 2021 and Vimian Group AB, a Swedish public limited liability company supporting veterinary professionals, since April 2021. Dr. Dolsten previously served on the board of directors of Karyopharm Therapeutics Inc., a public pharmaceutical company from March 2015 to December 2021.

There are no arrangements or understandings between Dr. Dolsten and any other person pursuant to which Dr. Dolsten was appointed as a member of the Board. There are no family relationships between Dr. Dolsten, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Dr. Dolsten, on the one hand, and the Company, on the other.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocket Pharmaceuticals, Inc.

Date: September 11, 2024	By:	/s/ Martin Wilson
Martin Wilson
General Counsel and Chief Corporate Officer, SVP